UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2017

New York REIT, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-36416	27-1065431
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500

Boston, MA 02114

(Address, including zip code, of Principal Executive Offices)

Registrant’s telephone number, including area code: (617) 570-4750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 8, 2017, New York REIT, Inc. (the “Company”) held its 2017 Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders voted on (i) the election of Craig T. Bouchard, Howard Goldberg, Joe C. McKinney, P. Sue Perrotty, Randolph C. Read and Wendy Silverstein to the Company’s Board of Directors for one-year terms until the 2018 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify, (ii) the ratification of the appointment of KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017, and (iii) the adoption of a non-binding advisory resolution approving the executive compensation of the Company’s named executive officers.

At the Annual Meeting, the Company’s stockholders elected all six nominees for director, ratified the appointment of KPMG and adopted the non-binding advisory resolution approving the executive compensation of the Company’s named executive officers. The full results are set forth below.

Proposal 1 – Election of Directors. Each of the nominees for director received the following votes for, withhold authority and broker non-votes, respectively: Mr. Bouchard: 87,510,064, 15,313,283 and 44,531,114; Mr. Goldberg: 92,008,727, 10,814,620 and 44,531,114; Mr. McKinney: 88,024,625, 14,798,722 and 44,531,114; Ms. Perrotty: 61,193,862, 41,629,485 and 44,531,114; Mr. Read: 63,521,088, 39,302,259 and 44,531,114; and Ms. Silverstein: 92,199,125, 10,624,222 and 44,531,114.

Proposal 2 – Ratification of Appointment of Independent Registered Accounting Firm. The proposal received 144,103,194 votes for, 1,111,620 votes against and 2,139,647 abstentions. No broker non-votes arose in connection with this proposal due to the fact that the matter was not considered a non-routine matter under New York Stock Exchange rules.

Proposal 3 – Non-Binding Advisory Vote on Named Executive Officer Compensation. The proposal received 55,852,306 votes for, 43,789,627 votes against, 3,181,414 abstentions and 44,531,114 broker non-votes.

Item 8.01. Other Events.

Chairpersonships

On June 8, 2017, following the Annual Meeting, the Board confirmed the prior designation of Mr. Read as non-executive chairman of the Board. In addition, the Board appointed Ms. Perrotty as chair of the Conflicts Committee (which was renamed as the Affiliated Transactions Committee following the Annual Meeting) to replace James Nelson, a director who did not stand for reelection at the Annual Meeting. The Board also appointed Mr. McKinney as the chair of the Audit Committee to replace Ms. Perrotty (who remained as a member of the Audit Committee) and confirmed the prior appointments of Ms. Perrotty as chair of the Nominating and Corporate Governance Committee and Mr. Bouchard as chair of the Compensation Committee.

Director Compensation

On June 8, 2017, following the Annual Meeting, the Board amended the Company’s director compensation policy as set forth in the Company’s definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission on May 1, 2017 to provide that the $100,000 annual grant required to be made to each independent director 50% in restricted shares of common stock of the Company and 50% in cash will instead be paid 100% in cash.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 9, 2017	NEW YORK REIT, INC.

	By:	/s/ Wendy Silverstein Wendy Silverstein Chief Executive Officer and President